Great Elm Group Reports FISCAL 2022 THIRD QUARTER

financial resulTs

Company to Host Conference Call at 9:00 a.m. ET on May 6, 2022

WALTHAM, Mass., May 5, 2022 -- Great Elm Group, Inc. (“we,” “us,” “our,” “GEG,” or “Great Elm”), (NASDAQ: GEG), a diversified holding company, today announced financial results for its fiscal third quarter ended March 31, 2022.

Acquisition of Monomoy REIT Management Agreements for $10 million

•
Transformative transaction for GEG’s Investment Management Business detailed in a separate press release issued today
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Furthers GEG’s Strategy of Adding a Long-Duration Capital Vehicle More Than Doubling AUM and Leveraging GEG’s Resources and Tax Attributes
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Transaction Contemplates Growth Investment into Monomoy REIT of up to $30 Million
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Acquisition was Unanimously Approved by GEG’s disinterested Directors and special committee

Filed S-1 Registration Statement for a Senior Unsecured Note offering

Fiscal 2022 Third Quarter Operating and Financial Highlights

(All comparisons versus the prior-year period unless otherwise noted)

Consolidated:

•
Consolidated revenue for the third quarter was $16.6 million, compared to $13.8 million.
•
Consolidated net loss from continuing operations for the third quarter was $6.1 million, compared to net loss from continuing operations of $2.8 million.
•
Consolidated Adjusted EBITDA for the third quarter was $1.0 million, compared to $2.2 million.
•
As of June 30, 2021, we had approximately $952 million of net operating loss (NOL) carryforwards for federal income tax purposes.

Investment Management (IM):

•
IM grew total revenue for the third quarter by 35.7% to $1.0 million, compared to $0.7 million.
•
IM net loss for the third quarter was $4.0 million, compared to a net loss of $0.7 million.
•
IM recognized Adjusted EBITDA of ($0.4) million for the third quarter, compared to approximately breakeven for the prior-year period.

Operating Companies:

•
Durable Medical Equipment (DME) grew total revenue for the third quarter by 19.2% to $15.6 million, compared to $13.1 million, driven by strong resupply sales despite challenging pandemic-related conditions.
•
DME net loss for the third quarter was $6.6 million, compared to a net loss of $5.1 million. These losses include $5.6 million and $4.8 million, respectively, in intercompany charges related to the valuation of an embedded derivative that eliminates in consolidation.
•
DME Adjusted EBITDA for the third quarter was $2.5 million, compared to $3.4 million. Exclusive of CARES Act stimulus received in the prior-year period, this represents an improvement of $1.4 million.
•
DME total revenue, net income and Adjusted EBITDA for the trailing 12 month period ended March 31, 2022 were $62.3 million, $2.3 million and $14.6 million, respectively, compared to $56.2 million, ($5.6) million and $15.0 million.

Management Commentary

Peter A. Reed, Chief Executive Officer, stated, “We have taken steps to execute on our strategy of growing the management of long duration capital vehicles. Today’s announcement of the Monomoy transaction exemplifies this strategy. In addition, we have taken steps to grow GECC and its specialty finance platform, including the acquisition of Sterling Commercial Credit in the quarter. Our financial results for the fiscal third quarter of 2022 reinforced the benefits of our unique and diversified business model, spanning long-term investments in high-quality, growing operating companies in addition to our differentiated investment management platform. Our investment in DME continues to perform well despite challenging supply chain conditions.”

Alignment of Interest

A distinct attribute of Great Elm is the particularly strong alignment of interest among shareholders and the employees, directors, and other insiders of Great Elm. As of March 31, 2022, Great Elm’s employees and directors (including funds under their management) collectively own or manage approximately 30% of GEG’s total outstanding shares.

Financial Review

Discussion of Financial Results by Segment for the Fiscal Quarter ended March 31, 2022

Great Elm is a holding company with two operating segments: Operating Companies and Investment Management, with General Corporate representing unallocated costs and activity to arrive at consolidated operations.

Investment Management

During the three months ended March 31, 2022, IM reported total revenue of $1.0 million, compared to $0.7 million during the same period in the prior year. Revenue for the quarter was higher due to an increase in the average assets on which such fees are calculated through growth of GECC and our private fund GESOF, which was launched in February 2021.

During the three months ended March 31, 2022, IM recognized a net loss of $4.0 million, compared to a net loss of $0.7 million during the same period in the prior year. The net loss increased primarily due to higher unrealized losses on our investment in GECC common shares during the period. We mark-to-market our investment in GECC and underlying investments of consolidated funds by reference to the closing price of related investments on Nasdaq or other exchanges, as applicable, as of each period end.

During the three months ended March 31, 2022, IM recognized Adjusted EBITDA of ($0.4) million compared to approximately breakeven for the same period in the prior year. Increased revenue was more than offset by higher selling, general and administrative expenses due to an increase in allocated payroll costs, bonus accruals and consulting fees.

Operating Companies

During the three months ended March 31, 2022, DME reported $15.6 million in total revenue, compared to $13.1 million during the same period in the prior year. The increase in revenue was primarily attributable to contributions from the previously acquisitions of AMPM in March 2021 and of MedOne in August 2021. Revenue continues to be impacted by supply chain issues, though our DME business maintains a large backlog of patients seeking PAP treatments.

During the three months ended March 31, 2022, DME recognized a net loss of $6.6 million, compared to net loss of $5.1 million for the same period in the prior year. These losses include charges of $5.6 million and $4.8 million, respectively, related to changes in value of an embedded derivative on an intercompany instrument held by the Corporate segment, which eliminate in consolidation. Moreover, year-over-year comparisons were impacted by meaningful Employee Retention Tax Credits in the prior period as the prior period includes $2.3 million in benefits received under the CARES Act. Excluding these credits, segment profitability significantly improved versus the prior-year quarter.

Normalized for these items, the remaining improvement of $1.6 million in net loss compared to the same period in the prior year is attributed largely due to revenue growth combined with ongoing expense management.

During the three months ended March 31, 2022, DME Adjusted EBITDA was $2.5 million, compared to $3.4 million in the prior-year period. As noted, the prior period includes $2.3 million in benefits received under the CARES Act, whereas no such benefit was received in the current period.

General Corporate

During the three months ended March 31, 2022, General Corporate recognized $0.2 million in revenue, approximately unchanged from the same period in the prior year. Revenue at General Corporate consists of management fees charged to subsidiaries and eliminate in consolidation.

During the three months ended March 31, 2022, General Corporate recognized net income from continuing operations of $4.5 million, compared to net income from continuing operations of $3.0 million during the same period in the prior year. $0.8 million of the year-over-year variance can be attributed to the change in value of an embedded derivative on an intercompany instrument issued by the Operating Companies segment, which eliminates in consolidation. The remaining improvement is primarily related to dividends and unrealized gains from our existing investment in Monomoy REIT

During the three months ended March 31, 2022, General Corporate recognized ($1.2) million of Adjusted EBITDA, approximately unchanged from Adjusted EBITDA of ($1.2) million during the same period in the prior year.

Fiscal 2022 Third Quarter Conference Call & Webcast Information

When: Friday, May 6, 2022, 9:00 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (888) 440-4537; international callers should dial +1 (646) 960-0669. Participants should enter the Conference ID 2595129 when asked.

Webcast: The conference call will be webcast simultaneously and can be accessed at the following link: https://events.q4inc.com/attendee/622762233. For a copy of the slide presentation accompanying the conference call, please visit: https://www.greatelmgroup.com/events-and-presentations.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded holding company that is building a business across two operating verticals: Operating Companies and Investment Management. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding revenue, Adjusted EBITDA, expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Please note that previously reported amounts below have been recast to 1) reflect the operations of our real estate business as discontinued operations; 2) reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity; and 3) conform with current segment organization.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income.

Investor Relations Contact:

Michael Kim / Garrett Edson

investorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

Dollar amounts in thousands (except per share data)

ASSETS	March 31, 2022	June 30, 2021
Current assets:
Cash and cash equivalents	$22,746	$24,382
Accounts receivable	7,684	6,518
Related party receivables	1,392	1,665
Investments, at fair value (cost $44,845 and $45,326, respectively)	19,160	24,044
Inventories	949	1,066
Prepaid and other current assets	1,007	3,791
Assets of Consolidated Funds
Investments, at fair value (cost $11,726 and $26,814, respectively)	11,340	26,490
Prepaid expenses and other assets	2,708	578
Total current assets	65,586	88,534
Property and equipment, net	613	981
Equipment held for rental, net	6,810	7,391
Identifiable intangible assets, net	7,733	8,928
Goodwill	52,463	50,536
Right of use assets	4,024	5,241
Other assets	236	258
Total assets	$137,465	$161,869
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,635	$5,521
Accrued expenses and other liabilities	6,044	6,955
Deferred revenue	1,420	4,438
Current portion of lease liabilities	1,663	1,920
Current portion of capitalized equipment financing	2,711	1,974
Liabilities of Consolidated Funds- accrued expenses and other	93	12,197
Total current liabilities	17,566	33,005
Lease liabilities, net of current portion	2,587	3,596
Convertible notes (face value $35,205 and $34,346, respectively, including $16,637 and $16,231, respectively, held by related parties)	34,278	33,333
Equipment financing debt, net of current portion	-	67
Redeemable preferred stock of subsidiaries (held by related parties, face value $37,018)	35,694	35,529
Other liabilities	360	915
Total liabilities	90,485	106,445
Commitments and Contingencies (Note 18)
Contingently redeemable non-controlling interest	2,262	2,639
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 27,464,767 shares issued and 26,963,203 outstanding at March 31, 2022; and 26,613,913 shares issued and 25,948,100 outstanding at June 30, 2021	27	26
Additional paid-in-capital	3,309,704	3,307,613
Accumulated deficit	(3,274,750)	(3,264,403)
Total Great Elm Group, Inc. stockholders' equity	34,981	43,236
Non-controlling interests	9,737	9,549
Total stockholders' equity	44,718	52,785
Total liabilities, non-controlling interest and stockholders' equity	$137,465	$161,869

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

Dollar amounts in thousands (except per share data)

	For the three months ended March 31,		For the nine months ended March 31,
	2022	2021	2022	2021
Revenues:
Durable medical equipment sales and services revenue	$10,359	$8,606	$30,712	$27,363
Durable medical equipment rental income	5,275	4,511	16,205	14,907
Investment management revenues	988	728	2,992	2,261
Total revenues	16,622	13,845	49,909	44,531

Operating costs and expenses:
Cost of durable medical equipment sold and services	4,362	3,806	12,731	12,716
Cost of durable medical equipment rentals(1)	1,708	1,657	5,292	5,193
Durable medical equipment other operating expenses(2)	8,758	6,084	23,551	21,834
Investment management expenses	1,592	904	4,748	2,546
Depreciation and amortization	517	618	1,631	1,799
Selling, general and administrative(3)	1,582	1,854	4,620	4,582
Expenses of Consolidated Funds	42	19	139	27
Total operating costs and expenses	18,561	14,942	52,712	48,697
Operating loss	(1,939)	(1,097)	(2,803)	(4,166)
Dividends and interest income	642	554	1,939	2,408
Net realized and unrealized (loss) gain on investments	(3,220)	(1,112)	(5,055)	(454)
Net realized and unrealized gain (loss) on investments of Consolidated Funds	(284)	155	(279)	221
Interest expense	(1,354)	(1,361)	(4,078)	(3,607)
Loss on extinguishment of debt	-	-	-	(1,866)
Other income, net	-	-	2	30
Loss from continuing operations, before income taxes	(6,155)	(2,861)	(10,274)	(7,434)
Income tax benefit (expense)	20	43	86	(6)
Loss from continuing operations	(6,135)	(2,818)	(10,188)	(7,440)
Discontinued operations:
Income from discontinued operations, net of tax	-	73	-	211
Net loss	$(6,135)	$(2,745)	$(10,188)	$(7,229)
Less: net income (loss) attributable to non-controlling interest, continuing operations	(226)	(173)	159	(907)
Less: net income attributable to non-controlling interest, discontinued operations	-	15	-	45
Net loss attributable to Great Elm Group, Inc.	$(5,909)	$(2,587)	$(10,347)	$(6,367)
Basic and diluted income (loss) per share from:
Continuing operations	$(0.22)	$(0.10)	$(0.38)	$(0.25)
Discontinued operations	-	0.00	-	(0.00)
Net loss	$(0.22)	$(0.10)	$(0.38)	$(0.25)
Weighted average shares outstanding
Basic	26,842	25,757	26,963	25,669
Diluted	26,842	25,757	26,963	25,669
(1) Includes depreciation expense of:	1,575	1,478	4,860	4,683
(2) Net of CARES Act Stimulus of:	-	2,275	2,321	2,275
(3) Net of CARES Act Stimulus of:	-	-	84	-

Great Elm Group, Inc.

Reconciliation from EBITDA to Adjusted EBITDA - Quarterly

Dollar amounts in thousands (except per share data)

	For the three months ended March 31, 2022
$ in thousands	Durable Medical Equipment	Investment Management	General Corporate	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$(6,620)	$(3,981)	$4,466	$(6,135)
Interest expense	1,269	24	1,263	2,556
Interest income from preferred stock	-	-	(1,202)	(1,202)
Depreciation & amortization	2,003	89	-	2,092
Tax expense (benefit)	-	-	(20)	(20)
EBITDA	(3,348)	(3,868)	4,507	(2,709)
Adjusted EBITDA
Non-cash compensation	-	262	316	578
Change in contingent consideration	68	-	-	68
Dividend income	-	(548)	(96)	(644)
(Gains) / losses on investments	-	3,770	(266)	3,504
Other (income) expense	5,612	-	(5,612)	-
Transaction and integration related costs (2)	63	-	92	155
DME management and monitoring fees	117	-	(117)	-
Adjusted EBITDA	$2,512	$(384)	$(1,176)	$952

	For the three months ended March 31, 2021
$ in thousands	Durable Medical Equipment	Investment Management (1)	General Corporate (1)	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$(5,059)	$(732)	$2,973	$(2,818)
Interest expense	1,280	25	1,287	2,592
Interest income from preferred stock	-	-	(1,168)	(1,168)
Depreciation & amortization	1,986	109	1	2,096
Tax expense (benefit)	-	-	(43)	(43)
EBITDA	(1,793)	(598)	3,050	659
Adjusted EBITDA
Non-cash compensation	-	181	470	651
GECC dividend income	-	(554)	-	(554)
GECC unrealized (gains) / losses	-	984	-	984
Other (income) expense	4,795	-	(4,795)	-
Transaction and integration related costs (2)	380	-	155	535
DME management and monitoring fees	46	-	(46)	-
Adjusted EBITDA	$3,428	$13	$(1,166)	$2,275

	For the nine months ended March 31, 2022
$ in thousands	Durable Medical Equipment	Investment Management	General Corporate	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$(3,601)	$(6,752)	$165	$(10,188)
Interest expense	3,845	72	3,801	7,718
Interest income on preferred stock	-	-	(3,640)	(3,640)
Depreciation & amortization	6,185	306	1	6,492
Tax expense (benefit)	-	-	(86)	(86)
EBITDA	$6,429	$(6,374)	$241	$296
Adjusted EBITDA
Non-cash compensation	-	1,604	968	2,572
Change in contingent consideration	(380)	-	-	(380)
Dividend income	-	(1,651)	(288)	(1,939)
(Gains) / Losses on investments	-	6,130	(796)	5,334
Other (income) expense	3,468	-	(3,470)	(2)
Transaction and integration costs (2)	458	-	311	769
DME management and monitoring fees	307	-	(307)	-
Adjusted EBITDA	$10,282	$(291)	$(3,341)	$6,650

	For the nine months ended March 31, 2021
$ in thousands	Durable Medical Equipment	Investment Management (1)	General Corporate (1)	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$(8,395)	$1,415	$(459)	$(7,439)
Interest expense	2,676	76	2,086	4,838
Interest income on preferred stock	-	-	(1,168)	(1,168)
Depreciation & amortization	6,116	364	2	6,482
Tax expense (benefit)	-	-	6	6
EBITDA	397	1,855	467	2,718
Adjusted EBITDA
Non-cash compensation	-	572	793	1,365
Dividend income	-	(2,400)	-	(2,400)
(Gains) / losses on investments	-	260	-	260
Other (income) expense	4,765	-	(4,795)	(30)
Transaction and integration related costs (2)	780	-	417	1,197
Extinguishment of debt	1,866			1,866
Location closure	54	-	-	54
DME management and monitoring fees	224	-	(182)	42
Adjusted EBITDA	$8,086	$287	$(3,300)	$5,072

(1)
Previously reported prior year amounts have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity; and to conform with current segment organization.
(2)
Transaction and integration related costs include costs to acquire and integrate acquired businesses.